Exhibit 107

Calculation of Filing Fee Tables
S-8
(Form Type)

First Northern Community Bancorp
(Exact Name of Registrant as Specified in its Charter)

Table 1:  Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common stock, no par value per share
		To be issued under the First Northern Community Bancorp 2026 Employee Stock Purchase Plan	457(a)	39,424	$11.04 (2)	$435,240.96	$0.0001381	$60.11
Fees Previously Paid
	Total Offering Amounts					$435,240.96		$60.11
	Total Fees Already Paid
	Total Fee Offsets
	Net Fee Due							$60.11

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement on Form S-8 also covers any additional securities that may be offered or become issuable under the First Northern Community Bancorp 2026 Employee Stock Purchase Plan (the “2026 ESPP”) in connection with any stock split, stock dividend, recapitalization, or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock (“Common Stock”). Shares of Common Stock initially reserved for issuance under the Registrant’s 2026 ESPP consist of 39,424 available shares registered pursuant to this Registration Statement, plus (i) the number of shares of Common Stock that remain available for new awards under the First Northern Community Bancorp 2016 Employee Stock Purchase Plan (the “2016 ESPP”) as of November 23, 2025, the effective date of termination of the 2016 ESPP and the number of shares of Common Stock subject to an offering under the 2016 ESPP that may become available for reuse under the 2026 ESPP upon the expiration or termination of, or withdrawal from, the offering and (ii) the number of shares of Common Stock that are not purchased or subject to an offering under the 2016 ESPP and that are eligible to be carried over to the 2026 ESPP in accordance with its terms ((i) and (ii) collectively, the “2016 ESPP Carry Forward Shares”).  Concurrently with the filing of this Registration Statement, the Registrant is filing a Post-Effective Amendment No. 1 to its previously filed registration statement on Form S-8 (Registration No. 333-207951) to reflect the issuance of the 2016 ESPP Carry Forward Shares under the 2026 ESPP.

(2)
Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of the average of the high and low prices of the Registrant’s common stock as reported on the OTCQX on October 21, 2025. Pursuant to the 2026 ESPP, unless the Registrant specifies otherwise, the purchase price of common stock will be the lesser of (a) 85% of the fair market value of the common stock on the offering date or (b) 85% of the fair market value of the common stock on the purchase date.